UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2011, Clean Energy Fuels Corp. (the “Company”) entered an amendment (the “Amendment”) to a warrant previously issued to Mr. Boone Pickens to purchase 15,000,000 shares of the Company’s common stock at $10.00 per share (the “Warrant”). The purpose of the Amendment is to incentivize Mr. Pickens to exercise a portion of the Warrant prior to December 28, 2011, the current expiration date of the Warrant (the “Exercise Period”). Pursuant to NASDAQ Marketplace Rule 5635(c), the Company’s stockholders approved the terms of the Amendment at the Company’s annual meeting of stockholders on May 25, 2011.

Under the Amendment,  if Mr. Pickens exercises a portion of the Warrant prior to the expiration date of the Exercise Period, the Company will extend the Exercise Period of the Warrant for an identical number of shares for a length of time whereby the non-cash financial gain that the Company recognizes due to the early exercise becomes identical to the non-cash financial charge the Company recognizes with respect to such extension.

A copy of the amendment to the Warrant is attached as Exhibit 10.57 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.57	First Amendment to the Warrant to Purchase Common Shares of Clean Energy Fuels Corp., dated June 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer